CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 2-90488 and 333-107444) on Form S-8 of our report dated June 26, 2018, which appears in this annual report on Form 11-K of the Donaldson Company, Inc. Retirement Savings and Employee Stock Ownership Plan for the year ended December 31, 2017.

/s/ Baker Tilly Virchow Krause, LLP
Minneapolis, Minnesota
June 26, 2018